                                                                      Exhibit 24
                                Power of Attorney

I, Michael J. Coyle, do hereby appoint each of:

        Bradley E. Lerman, Senior Vice President, General Counsel and Corporate
        Secretary, Medtronic plc c/o Medtronic, Inc., 710 Medtronic Parkway,
        Minneapolis, MN 55432-5604;

        Keyna P. Skeffington, Vice President, Deputy General Counsel and
        Assistant Secretary, Medtronic plc c/o Medtronic, Inc., 710 Medtronic
        Parkway, Minneapolis, MN 55432-5604;

        Sarah M. Maveus, Principal Legal Counsel, Medtronic plc c/o Medtronic,
        Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604; and

        Rhonda L. Ingalsbe, Senior Manager, Shareholder Services, Medtronic plc
        c/o Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604;

as attorney-in-fact in my name, place and stead to act individually in any way which I myself could do, if I were personally present, with respect to the filing of reports as required under Section 16(a) of the Securities Exchange Act of 1934, including Forms 3, 4 and 5, and under Rule 144 of the Securities Act of
1933, until I am no longer required to file such reports unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

In Witness Whereof, I have hereunder set my name this 20th day of January, 2015.

/s/ Michael J. Coyle
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Michael J. Coyle